EXHIBIT 5.1

October 20, 2023

Blum Holdings, Inc.

3242 S. Halladay St., Suite 202

Santa Ana, California 92705

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Blum Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-4 (Registration No. 333-274921) (including the proxy statement/prospectus forming a part thereof) (as amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance by the Company of an aggregate of 1,307,739,892 shares of Common Stock of the Company, par value $0.001 per share (the “Common Stock”), 14,071,431 shares of Series V Preferred Stock of the Company, par value $0.001 per share (the “Series V Preferred Stock”), and 1,250,000 shares of Series N Preferred Stock of the Company, par value $0.001 per share (the “Series N Preferred Stock,” and together with the Common Stock and the Series V Preferred Stock, the “Shares”), pursuant to an Agreement and Plan of Merger, dated as of October 9, 2023 (the “Merger Agreement”), by and among the Company, Unrivaled Brands, Inc., a Nevada corporation (“Unrivaled”), and Blum Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Blum Merger Sub”), in which Blum Merger Sub will merge with and into Unrivaled, with Unrivaled surviving as a wholly-owned subsidiary of the Company (the “Reorganization”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company and corporate records furnished to us by the Company, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including without limitation (i) the form of Amended and Restated Certificate of Incorporation of the Company, the form of Certificate of Designation of Rights, Privileges, Preferences and Restrictions of the Series V Preferred Stock, and the form of Certificate of Designation of Rights, Privileges, Preferences and Restrictions of the Series N Preferred Stock (collectively, the “Certificate of Incorporation”) to be effective upon the Reorganization, filed as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3 to the Registration Statement, respectively,  (ii) the form of Amended and Restated Bylaws of the Company to be effective upon the Reorganization, filed as Exhibit 3.4 to the Registration Statement (the “Bylaws”),  (iii) the resolutions of the Board of Directors of the Company, adopted on October 9, 2023, relating to the Merger Agreement, the filing of the Registration Statement and the issuance of the Shares, (iv) the Merger Agreement filed as Exhibit 2.1 to the Registration Statement, and (v) the Registration Statement.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us, (ii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us, (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals, (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete, (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto (other than the Company), (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion set forth below are true and correct, and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. We also have obtained from the officers of the Company certificates as to certain factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied solely on such certificates without independent investigation.

2049 Century Park East Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Sacramento | San Francisco |

Silicon Valley | Washington, D.C.

Blum Holdings, Inc.

October 20, 2023

We have also assumed that prior to the issuance of any of the Shares pursuant to the Merger Agreement, (a) the Reorganization will have been consummated in accordance with the terms of the Merger Agreement, (b) the Certificate of Incorporation will have been filed with, and accepted for record by, the Secretary of State of the State of Delaware, (c) the Bylaws will have been adopted by the Company, and (d) the Registration Statement will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered in accordance with the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

The opinions expressed in this opinion letter are limited to the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name therein under the caption “Validity of Shares.” In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission adopted under the Securities Act.

The opinions included herein are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Manatt, Phelps and Phillips, LLP

2049 Century Park East Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Sacramento | San Francisco |

Silicon Valley | Washington, D.C.

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